Exhibit 10.1
FOURTH AMENDMENT TO THE
REVOLVING TRADE
RECEIVABLES PURCHASE AGREEMENT
MEMORANDUM OF AGREEMENT made as of the 18th day of September, 2026.
BETWEEN:
CELESTICA INC.,
(hereinafter referred to as the “Servicer”),
- and -
CELESTICA LLC,
CELESTICA HOLDINGS PTE LTD,
CELESTICA HONG KONG LIMITED,
CELESTICA (ROMANIA) S.R.L.,
CELESTICA JAPAN KK,
CELESTICA OREGON LLC,
CELESTICA ELECTRONICS (M.) SDN. BHD.,
CELESTICA PRECISION MACHINING LTD.,
- and -
CELESTICA INTERNATIONAL LP, by its general partner, Celestica International GP Inc..
(hereinafter referred to collectively as the “Sellers”),
- and -
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
NEW YORK BRANCH
- and -
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
(CANADA BRANCH),
(hereinafter each referred to as “Purchaser”, and together as the “Purchasers”)
WHEREAS the Sellers, the Servicer and the Purchasers are parties to a Revolving Trade Receivables Purchase Agreement, dated as of March 6, 2020, as amended by the First Amendment thereto dated as of February 4, 2022, the Second Amendment thereto dated as of September 27, 2022, and the Third Amendment thereto dated as of March 31, 2023 (as so amended, and as it may be further amended, restated, modified or supplemented, the “Receivables Purchase Agreement”);

Celestica – Fourth Amendment to Revolving Trade Receivables Purchase Agreement

WHEREAS the Sellers, the Servicer and the Purchasers now wish to further amend the Receivables Purchase Agreement by this Fourth Amendment to the Revolving Trade Receivables Purchase Agreement (this “Amending Agreement”);
AND WHEREAS Section 8.1 of the Receivables Purchase Agreement permits written amendments thereto with the written consent of each of the Sellers, the Servicer and, the Purchasers;
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:
1.Defined Terms: All capitalized terms and expressions used and not otherwise defined in this Amending Agreement including in the recitals hereto shall have the meanings specified in the Receivables Purchase Agreement.
2.Amendments of Definitions in Section 1.1:
(a)The following definitions are hereby amended and restated in their entirety as follows:
“Collection Accounts”: each of account Nos. [**REDACTED**], in each case with Bank of America and each other account from time to time opened by a Seller and subject to the Lien of the Collection Account Pledge Agreement or, in the case of the Malaysian Collection Account subject to the Lien of the Malaysian Collection Account Pledge Agreement, provided that, except with respect to the Malaysian Collection Account, the relevant account bank shall have executed and delivered a Deposit Account Control Agreement or Security Deed, and in the case of the Malaysian Collection Account, the relevant account bank shall have acknowledged the notification comprising Annex 2 to the Malaysian Collection Account Pledge Agreement, as the case may be, in form and substance satisfactory to the Purchasers and shall have taken such other measures as the Purchasers shall require to assure its security interest in such account.
“Maximum Facility Amount”: means the lower of (i) $1,000,000,000 (including the Purchasing Participants) and (ii) the aggregate of the Obligor Limits, or the equivalent amount in other currencies, it being understood that the Maximum Facility Amount for the Purchasers is $500,000,000 (excluding the Purchasing Participants).
“Term SOFR”: means the Term SOFR Reference Rate for a tenor comparable to the applicable Discount Period or other period, as applicable, as such rate is published by the Term SOFR Administrator on the day (such day, the “Term SOFR Determination Day”) two (2) U.S. Government Securities Business Days prior to the Purchase Date for the applicable Purchased Asset or two (2) U.S. Government Securities Business Days

immediately preceding the first day for which such rate is accruing, as applicable; provided, that (i) if the Term SOFR Administrator does not publish the Term SOFR Reference for a tenor comparable to such Discount Period or other period, the Term SOFR Reference Rate shall be determined by the Purchasers by linear interpolation of (A) the Term SOFR Reference Rate for the longest published tenor which is shorter than such Discount Period or other period, as such rate is otherwise determined pursuant to the terms of this definition, and (B) the Term SOFR Reference Rate for the shortest published tenor which is longer than such Discount Period or other period, as such rate is otherwise determined pursuant to the terms of this definition, and (ii) if on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor is not published by the Term SOFR Administrator, then Term SOFR shall be the Term SOFR Reference Rate for the applicable tenor as most recently published by the Term SOFR Administrator. Notwithstanding the foregoing, if Term SOFR as determined above would be less than 0%, then Term SOFR shall be deemed to be 0.001% for purposes of the Agreement.
(b)The definition of “Credit Spread Adjustment” is deleted in its entirety.
3.Amendment of Schedule 1.2: Schedule 1.2 to the Receivables Purchase Agreement is hereby amended and restated in its entirety in the form attached hereto and made a part hereof.
4.Amendment of Exhibit K. Exhibit K to the Receivables Purchase Agreement is deleted in its entirety.
5.Representations and Warranties To induce the Purchasers to enter into this Amending Agreement, the Guarantor and each of the Sellers hereby jointly and severally make the following representations and warranties (provided that Celestica Romania shall only be responsible hereunder for its own representations and warranties):
(a)The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement that no Termination Event or Incipient Termination Event has occurred and is continuing.
(b)The Servicer and each Seller, as of the date hereof, hereby represents and warrants that the execution, delivery and performance of this Amending Agreement and any and all other agreements, documents and instruments executed and/or delivered in connection herewith have been duly authorized by all requisite action on the part of the Servicer and the Sellers, constitute its legal, valid and binding obligation, enforceable against it in accordance with their terms and that this Amending Agreement has been duly executed and delivered on behalf of the Servicer and each Seller.
(c)The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement and as of the Effective Date (as defined below) that since the date of the most recent financial statements made available to the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.
6.Ratification Except for the specific changes and amendments to the Receivables Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase Agreement as amended hereby shall be read, taken and construed as one and the same instrument.
7.Counterparts This Amending Agreement may be executed by one or more of the parties to this Amending Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of this Amending Agreement signed by all the parties shall be lodged with the Servicer and the Purchasers.
8.Confirmation of Guarantee Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).
9.Further Assurances Each party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amending Agreement.
10.Conditions to Effectiveness This Amending Agreement shall become effective (such date being the “Effective Date”) upon receipt by the Purchasers of counterparts hereof, duly executed and delivered by each of the parties hereto. The Purchasers shall inform the Guarantor and the Sellers of the occurrence of the Effective Date.
11.Successors and Assigns This Amending Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, and their respective successors and permitted assigns.
12.Governing Law    This Amending Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.
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IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
CELESTICA INC., as Servicer and as Guarantor

By:     /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Corporate Treasurer

CELESTICA LLC

By:      /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Authorized Signatory

CELESTICA HOLDINGS PTE LTD

By:      /s/ Sabrina Beauchamp Name: Sabrina Beauchamp
Title: Authorized Signatory

CELESTICA HONG KONG LIMITED

By:      /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Authorized Signatory

CELESTICA (ROMANIA) S.R.L.

By:      /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Authorized Signatory

Signature Page to Fourth Amendment to Revolving Trade Receivables Purchase Agreement

CELESTICA JAPAN KK

By:      /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Authorized Signatory

CELESTICA ELECTRONICS (M)
SDN. BHD.

By:      /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Authorized Signatory

CELESTICA OREGON LLC
By:	/s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Vice President and Treasurer

CELESTICA PRECISION MACHINING LTD.

By:      /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Chief Financial Officer / Treasurer

CELESTICA INTERNATIONAL LP, by its general partner, Celestica International GP Inc.

By:      /s/ Sabrina Beauchamp
Name: Sabrina Beauchamp
Title: Corporate Treasurer

Signature Page to Fourth Amendment to Revolving Trade Receivables Purchase Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK BRANCH, as Purchaser

By:      /s/ Gustavo Rizzo
        Name: Gustavo Rizzo
Title: Director

By:      /s/ Thibault Berger
        Name: Thibault Berger
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (CANADA BRANCH), as Purchaser

By:      /s/ Mona Ghazzaoui
        Name: Mona Ghazzaoui
Title: Managing Director

By:      /s/ Ghislain Descamps
        Name: Ghislain Descamps
Title: Managing Director

Signature Page to Fourth Amendment to Revolving Trade Receivables Purchase Agreement

Schedule 1.2
ELIGIBLE BUYERS AND OBLIGOR LIMITS

[**REDACTED**]

[Confidential / Commercially Sensitive]